SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

December 5, 2017

Date of Report (Date of Earliest Event Reported)

GLOBAL ARENA HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	00049819	33-0931599
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

208 East 51st Street, Suite 112 New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(646) 801-6146

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On December 5, 2017, the Company entered into a securities purchase agreement with UAHC Ventures LLC, a Nevada limited liability company, its successors and/or assigns (“UAHC”).  UAHC is a non-related party.

Under this securities purchase agreement, the Company issued a convertible promissory note in the original principal amount of $545,000.  There was an original issue discount of $40,000.  The Company agrees to pay $5,000 to UAHC to cover legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the securities.  The Company will reserve 80,000,000 common shares to provide for all potential issuances, and will add additional reserve shares if requested by UAHC.  The promissory note has a term of ten months, and bears an interest rate of 10% per annum.  Should the Company choose to prepay this note, then upon five trading days notice they may pay an amount equal to 125% of the outstanding balance of the note.  After six months, this note is convertible into common shares of the Company at the lower of either the market price or $0.05 per share at the time of conversion.  If the Company fails to deliver conversion shares by the fourth trading day following conversion, a late fee equal to the greater of $500 or 2% of the applicable lender conversion share value (determined by the product of the number of shares deliverable pursuant to any conversion multiplied by the closing trade price of the common shares on the delivery date for such conversion) rounded to the nearest multiple of $100, which will be assessed for each day after the third trading day until the delivery is made.  At no time can an issuance cause the holder of the note to beneficially own a number of shares exceeding 4.99% of the outstanding common shares of the Company, unless the market capitalization is less than $10,000,000, at which point the holder cannot beneficially own a number of shares exceeding 9.99% of the outstanding common share of the Company.

Should the Company default on this note, interest shall accrue on the outstanding balance at a rate of 22% per annum until the default is remedied.  Any conversions made following a judgment or arbitration award against the Company shall be made at 80% of the lowest closing price ten trading days immediately preceding the date of the conversion.

The Company also issued a warrant to purchase common shares equal to $272,500 divided by the closing trade price as of the issue date.  This warrant has a term of five years.  At any time prior to the expiration date, the holder may elect a “cashless” exercise of the warrant whereupon the holder is entitled to receive a number of common shares equal to the excess of the current market value over the aggregate exercise price of the shares, divided by the exercise price.  At no time can an issuance cause the holder of the note to beneficially own a number of shares exceeding 4.99% of the outstanding common shares of the Company, unless the market capitalization is less than $10,000,000, at which point the holder cannot beneficially own a number of shares exceeding 9.99% of the outstanding common share of the Company.

On December 12, 2017, the Company was notified that this note was assigned to a non-

related third party.

Item 3.02 – Unregistered Sales of Equity Securities

See Item 1.01

Item 9.01 – Exhibits

Exhibit 10.1 – Securities Purchase Agreement between Global Arena Holding, Inc. and UAHC Ventures LLC, dated December 5, 2017

Exhibit 10.2 – Convertible Promissory Note between Global Arena Holding, Inc. and UAHC Ventures LLC, dated December 5, 2017

Exhibit 10.3 – Warrant to purchase common shares of Global Arena Holding, Inc., dated December 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Global Arena Holding, Inc.

By:      /s/ John Matthews

John Matthews

Chief Executive Officer

Dated:  December 22, 2017